EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350
In connection with the Quarterly Report of SMART Global Holdings, Inc. (the “Company”) on Form 10-Q for the period ending May 27, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Adams, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 30, 2022	By:	/s/ Mark Adams
Mark Adams
President and Chief Executive Officer